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                                 POWER ONE, INC

                            1996 STOCK INCENTIVE PLAN

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                                TABLE OF CONTENTS

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1.   THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Administration . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Participation. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . .   2
     1.5  Grant of Awards. . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.6  Exercise of Awards . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.7  Payment Forms. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.8  Cashless Exercises . . . . . . . . . . . . . . . . . . . . . . . .   3

2.   OPTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2  Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3  Option Period. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.4  Exercise of Options. . . . . . . . . . . . . . . . . . . . . . . .   3
     2.5  Limitations on Grant of ISOs . . . . . . . . . . . . . . . . . . .   4

3.   STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . .   4
     3.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.2  Exercise of Stock Appreciation Rights. . . . . . . . . . . . . . .   5
     3.3  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.   RESTRICTED STOCK AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.2  Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

5.   PERFORMANCE SHARE AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . 7

6.   OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     6.1  Rights of Eligible Persons, Participants
          and Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     6.2  Adjustments Upon Changes in Capitalization; Acceleration;
          Possible Early Termination of Awards . . . . . . . . . . . . . . . . 8
     6.3  Termination of Employment. . . . . . . . . . . . . . . . . . . . . . 9
     6.4  Government Regulations . . . . . . . . . . . . . . . . . . . . . . .10
     6.5  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     6.6  Amendment, Termination and Suspension. . . . . . . . . . . . . . .  11
     6.7  Effective Date of the Plan . . . . . . . . . . . . . . . . . . . .  12
     6.8  Term of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .  12
     6.9  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  12

7.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

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                                 POWER ONE, INC
                            1996 STOCK INCENTIVE PLAN



1.   THE PLAN.

     1.1  PURPOSE.

          The purpose of this 1996 Stock Incentive Plan (the "Plan") is to promote the success of the Company by providing equity incentives to attract, motivate and retain key personnel. Capitalized terms are defined in Article 7.

     1.2  ADMINISTRATION.

          1.2.1 COMMITTEE. This Plan shall be administered by the Committee, acting by a majority vote. The Committee may delegate administrative functions to third parties, including employees of the Company. All actions of the Committee are subject to this Plan.

          1.2.2 POWERS OF COMMITTEE. The Committee has authority to (a) construe and interpret this Plan and any related agreements, (b) further define the terms used in this Plan, (c) prescribe, amend and rescind rules and regulations relating to the administration of this Plan, (d) establish and modify the terms of Award Agreements including, but not limited to, restrictions on transfer and repurchase rights, (e) determine the effect, if any, on a Participant's rights from leaves of absence and (f) make all other determinations necessary or advisable for the administration of this Plan. The determination of the Committee on any of the foregoing matters shall be conclusive.

          1.2.3 BINDING DETERMINATIONS. Any action taken by, or inaction of, the Company, the Board or the Committee relating to this Plan is within the absolute discretion of that group or entity. No member of the Board or Committee, or officer or employee of the Company or any Subsidiary, will be liable for any such action or inaction. In determining whether to take any action permitted under the Plan, the Company, the Board or the Committee may rely upon the advice of counsel and accountants of the Company, and such determination shall be conclusive.

          1.2.4 COMMITTEE MEMBERSHIP. Subject to the requirements of the definition of Committee contained in Article 7, the Board may, at any time
(a) change the number of members of the Committee, (b) remove from membership on the Committee all or any of its members, and (c) fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

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     1.3  PARTICIPATION.

          Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards.

     1.4  SHARES SUBJECT TO THE PLAN.

          1.4.1 NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to all Awards, including ISOs, may not exceed 1,000,000. Each of the foregoing limits is subject to adjustment under
Section 6.2.  Shares may be issued for any lawful consideration.

          1.4.2 CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. If any Option or Stock Appreciation Right lapses or terminates without having been exercised in full, or any Shares subject to a Restricted Stock Award or Performance Share Award do not vest or are not delivered, the unpurchased, unvested or undelivered Shares will again be available for purposes of this Plan. The foregoing sentence does not apply to Shares withheld under Section 6.5.

     1.5  GRANT OF AWARDS.

          The Committee will determine the Eligible Persons to whom Awards will be granted, the terms and conditions of Awards (which need not be identical) and the number of Shares subject to each Award. Each Award will be evidenced by an Award Agreement approved by the Committee. The grant of an Award is made on the Award Date.

     1.6  EXERCISE OF AWARDS.

          An exercisable Award will be deemed to be exercised when the Secretary of the Company receives an executed Exercise Agreement from the Participant, together with payment of any required Purchase Price in accordance with Section 1.7 or 1.8. Awards are exercisable only for whole shares. Fractional shares will be disregarded for all purposes under this Plan.

     1.7  PAYMENT FORMS.

          The Purchase Price of each Award must be paid in full at the time of each purchase in one or a combination of the following methods, to the extent authorized by the Committee or set forth in the Award Agreement: (a) cash or cashier's check payable to the Company, (b) if the Committee approves, a Note, or (c) if the Shares are publicly traded, by Shares already owned by the Participant. Any Shares delivered that were initially acquired upon exercise of an Award must have been owned by the Participant at least six months as of

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the date of delivery.  Shares used to satisfy the Purchase Price will be valued at their Fair Market Value on the exercise date.

     1.8  CASHLESS EXERCISES.

          Award Agreements may also provide that the Option may be exercised and payment can be made by delivering a properly executed exercise notice to the Company, together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the Purchase Price and, unless otherwise provided by the Committee, any applicable tax withholding under Section 6.5. The date of exercise will be deemed to be the date the Company receives the proceeds.

2.   OPTIONS.

     2.1  GRANTS.

          Options may be granted to any Eligible Person. Each Option must be designated by the Committee as either an NQSO or an ISO, and such intent will be indicated in the Award Agreement. ISOs may be granted only to Eligible Persons who are employed by the Company or a corporation that is a "parent" or "subsidiary" corporation within the meaning of Sections 424(e) and 424(f) of the Code, respectively.

     2.2  OPTION PRICE.

          The Purchase Price per Share covered by each Option will be determined by the Committee. In the case of ISOs the Purchase Price per Share must be at least 100% (110% in the case of persons described in Section 2.5.2) of the Fair Market Value of the Shares on the Award Date.

     2.3  OPTION PERIOD.

          Each Option will expire on a date determined by the Committee, but not later than 10 years after the Award Date, and will be subject to earlier termination as set forth in this Plan or the Award Agreement.

     2.4  EXERCISE OF OPTIONS.

          An Option may become exercisable in whole or in part, on the date or dates specified in the Award Agreement and thereafter will remain exercisable until the earlier of the expiration or termination of the Option, or as otherwise set forth in this Plan. At least 100 Shares must be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option. If an

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Option granted concurrently with a Stock Appreciation Right is exercised, the number of Shares subject to the Option and the related Stock Appreciation Right will be reduced by the number of Shares subject to the portion of the Option which has been exercised.

     2.5  LIMITATIONS ON GRANT OF ISOS.

          2.5.1 $100,000 LIMIT. If the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account Shares subject to all ISOs granted by the Company which are held by the Participant, the excess will be treated as NQSOs. To determine whether the $100,000 limit is exceeded, the Fair Market Value of Shares subject to Options shall be determined as of the Award Dates of the Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options will be reduced first. If a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Company may designate which Shares are to be treated as Shares acquired pursuant to an ISO.

          2.5.2 LIMITATION ON PURCHASE PRICE AND TERM. No ISO may be granted to any person who, on the Award Date, owns (or who is deemed to own under Section 424(d) of the Code) outstanding Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the Purchase Price of such Option is at least 110% of the Fair Market Value of the Shares subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Option's Award Date.

3.   STOCK APPRECIATION RIGHTS.

     3.1  GRANTS.

          The Committee may grant Stock Appreciation Rights concurrently with the grant of other Awards or independently. A Stock Appreciation Right granted concurrently with the grant of another Award may extend to all or a portion of the Shares covered by the related Award. A Stock Appreciation Right will entitle the Participant who holds the related Award, upon exercise of the Stock Appreciation Right and surrender of the related Award, or portion thereof, to receive payment of an amount determined pursuant to
Section 3.3.

     3.2  EXERCISE OF STOCK APPRECIATION RIGHTS.

          3.2.1 CONCURRENTLY GRANTED STOCK APPRECIATION RIGHTS. A Stock Appreciation Right granted concurrently with an Award shall be exercisable only to the extent that the

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related Award is exercisable, and only when the Fair Market Value of the
Shares subject to the related Award exceeds the exercise price of the related Award. If a Stock Appreciation Right granted concurrently with an Award is exercised, the number of Shares subject to the related Award will be charged against the maximum number of Shares that may be issued pursuant to Awards. The number of Shares subject to the Stock Appreciation Right and the related Award will also be reduced by such number of shares. If a Stock Appreciation Right granted concurrently with an Award extends to fewer than all the Shares covered by the related Award, and if a portion of the related Award is subsequently exercised, the number of Shares subject to the unexercised Stock Appreciation Right will be reduced only to the extent that the remaining number of Shares covered by such related Award is fewer than the remaining number of Shares subject to such Stock Appreciation Right.

          3.2.2 INDEPENDENT STOCK APPRECIATION RIGHT. A Stock Appreciation Right granted independent of an Award will be exercisable pursuant to the terms of the applicable Award Agreement.

     3.3  PAYMENT.

          3.3.1 CONCURRENTLY GRANTED STOCK APPRECIATION RIGHTS. Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Award, the Participant will be entitled to receive payment of an amount determined by multiplying

               (a) the difference between the Purchase Price per Share under the related Award and the Fair Market Value of a Share on the exercise date of the Stock Appreciation Right, by

               (b) the number of Shares with respect to which the Stock Appreciation Right is being exercised.

          3.3.2 INDEPENDENT STOCK APPRECIATION RIGHTS. Upon exercise of a Stock Appreciation Right granted independently of an Award, the Participant will be entitled to receive payment of an amount based on the difference between the Fair Market Value per Share on the Award Date and the Fair Market Value per Share on the exercise date of the Stock Appreciation Right. Such amount shall be paid as described in Section 3.3.3.

          3.3.3     FORM OF PAYMENT.  The amount determined under Section
3.3.1 or 3.3.2 will be paid solely in cash, or, if the Committee approves, in Shares (valued at Fair Market Value on the exercise date of the Stock Appreciation Right), or in any combination of Shares and cash.

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4.   RESTRICTED STOCK AWARDS.

     4.1  GRANTS.

          The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Award Agreement will specify the number of Shares to be issued to the Participant, the Award Date, the consideration for such Shares to be paid by the Participant, the extent to which the Participant will be entitled to dividends, voting and other rights in respect of the Shares, and the restrictions imposed on such Shares. Stock certificates evidencing Shares of Restricted Stock pending the lapse of restrictions will bear a legend making appropriate reference to the restrictions imposed and will be held by the Company or by a third party designated by the Committee until the restrictions have lapsed. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee requires.

     4.2  RESTRICTIONS.

          4.2.1 RESTRICTIONS. Except as provided under this Plan or the Award Agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

          4.2.2 DIVIDENDS AND VOTING RIGHTS. Unless otherwise provided in the Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, but such rights will terminate immediately as to any restricted Shares that cease to be eligible for vesting.

          4.2.3 REPAYMENT. If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted Shares that cease to be eligible for vesting.

5.   PERFORMANCE SHARE AWARDS.

          The Committee may grant Performance Share Awards based upon factors the Committee deems relevant. The Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Award, the consideration to

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be paid for any Shares issuable to the Participant, the duration of the
Award, and the conditions upon which delivery of any Shares or cash to the Participant will be based. The amount of cash or Shares that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period (a "performance cycle") of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award Agreement, in the event of the Participant's death, Retirement, Total Disability, or an Event, or as the Committee determines.

6.   OTHER PROVISIONS.

     6.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

          6.1.1 NO BINDING COMMITMENT. Status as an Eligible Person is not a commitment that any Award will be made to any Eligible Person.

          6.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or any document related hereto) shall confer upon any Eligible Person or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services or employment of such person, with or without cause. Nothing contained in this Plan (or any related document) shall affect any other contractual right of any Eligible Person or Participant.

          6.1.3 LIMITATIONS ON TRANSFERABILITY. Amounts payable pursuant to an Award will be paid only to the Participant or, if the Participant dies, to the Participant's Beneficiary. If a Personal Representative has been appointed for a Participant, payment will be made to the Personal Representative. Other than by will or the laws of descent and distribution or other exception to transfer restrictions authorized by the Committee, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Person, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence or other

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applicable law and shall pay or deliver such cash or Shares in accordance with this Plan.

          6.1.4 NO TRUST OR FUND. Awards are payable in Shares or from the general assets of the Company. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Award. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to this Plan, shall create a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. If a Participant, Beneficiary or other person acquires a right to receive anything other than Shares upon exercise of an Award, such right will be no greater than the right of any unsecured general creditor of the Company.

     6.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION; POSSIBLE EARLY TERMINATION OF AWARDS.

          6.2.1 ADJUSTMENTS. If the outstanding Shares are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional Shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment will be made in the number and kind of Shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards.

          6.2.2 ACCELERATION. Upon the occurrence of an Event, the Committee may (i) make each Option and Stock Appreciation Right immediately exercisable, vest Restricted Stock free of restrictions, and pay to each Participant the number of Shares covered by each Performance Share Award,
(ii) determine that only certain benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or (iii) establish a different time in respect of such Event for such acceleration; PROVIDED, however, that if the Committee does not accelerate the benefits under Awards upon the occurrence of such Event pursuant to this Section 6.2.2, and, within two (2) years from the occurrence of such Event, a Participant's employment or services with the Company terminates for any reason other than for Cause, then effective as of the day prior to the date of such termination, all of the Participant's Option and Stock Appreciation Rights shall become immediately exercisable, the Participant's Restricted

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Stock shall vest free of restrictions, and, within a reasonable time after such date of termination, the number of Shares covered by each of Participant's Performance Share Awards shall be paid to Participant. The Committee may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise.

          6.2.3 POSSIBLE EARLY TERMINATION OF AWARDS. If any Option has been fully accelerated pursuant to Section 6.2.2 but is not exercised prior to (a) a dissolution of the Company, or (b) a reorganization event described in Section 6.2.1 that the Company does not survive, or (c) the consummation of reorganization event described in Section 6.2.1 that results in an Event approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Award, such Award shall thereupon terminate.

     6.3  TERMINATION OF EMPLOYMENT.

          6.3.1     OPTIONS.

               (a) Any Option, to the extent not exercised, will terminate and become null and void upon a termination of employment of the Participant, except as set forth in this Section or otherwise expressly provided in the Award Agreement. All Options shall be subject to earlier termination under
     Section 2.3, and any and all rights under an Option, to the extent not exercised or vested, will expire immediately upon a termination of employment of the Participant for Cause. The Committee will be the sole judge of Cause.

               (b) Unless otherwise expressly provided in the Award Agreement, a Participant will have the following time periods to exercise Options to the extent they were exercisable on the date of the Participant's termination of employment:

                    (i) If the Participant's employment terminates by any reason other than death, Total Disability or Cause, the Participant will have 90 days after the date of termination of employment to exercise any Option;

                    (ii) If the Participant's employment terminates for Cause, the Option shall lapse immediately upon Participant's termination of employment.

                    (iii) If the Participant's employment by the Company terminates by reason of Total

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          Disability, or if the Participant suffers a Total Disability within
          90 days of a termination of employment described in Section 6.3.1(b)(i), the Participant or the Participant's Personal Representative, as the case may be, will have 180 days after the date of Total Disability (or, if earlier, termination of employment), to exercise any Option;

                    (iv) If the Participant dies while employed by the Company, or within 90 days after a termination of employment under Section 6.3,1(b)(i) or 6.3.1(b)(ii) above, the Participant's Beneficiary may exercise, at any time within 180 days after the date of the Participant's death (or, if earlier termination of employment) any Option.

          6.3.2 STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right granted concurrently with an Award will have the same termination provisions and exercisability periods as the related Award. The termination provisions and exercisability periods of any Stock Appreciation Right granted independent of an Award will be established by the Committee.

          6.3.3 RESTRICTED STOCK AWARDS AND PERFORMANCE SHARE AWARDS. If a Participant's employment terminates for any reason, (a) Shares subject to the Participant's Restricted Stock Award will be forfeited in accordance with the related Award Agreement to the extent such Shares have not become vested on the date of termination of employment; and (b) Shares subject to the Participant's Performance Share Award will be forfeited in accordance with the related Award Agreement to the extent such Shares have not been issued or become issuable on that date.

          6.3.4 ADJUSTMENTS TO EXERCISABLE PORTION. Notwithstanding the foregoing, if a Participant's employment or services with the Company terminates for any reason other than for Cause, the Committee may increase the portion of a Participant's Award exercisable to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee determines.

          6.3.5 EFFECT OF CESSATION OF SUBSIDIARY STATUS. If an entity ceases to be a Subsidiary, such action will be deemed for purposes of this Plan to be a termination of services or employment of each Eligible Person of that entity who does not continue as an Eligible Person of the Company or another Subsidiary.

     6.4  GOVERNMENT REGULATIONS.

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          This Plan, the granting of Awards, the issuance or transfer of
Shares, and the payment of money, pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including, but not limited to, "no action" positions of the Commission) that may, in the judgment of the Committee, be necessary or advisable. Without limiting the generality of the foregoing, no Awards may be granted, no Shares will be issued, and no cash payments may be made by the Company, pursuant to any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares must, if requested, give assurances satisfactory to the Committee in respect of such matters as the Committee deems desirable to assure compliance with all applicable legal requirements. A Participant will not be entitled to the privilege of stock ownership as to any Shares not actually issued to such Participant.

     6.5  TAX WITHHOLDING.

          6.5.1 WITHHOLDING OBLIGATION. Upon any exercise, vesting, or payment of any Award or, if required under the Code, upon the disposition by a Participant or other person of Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company has the right at its option to require payment by cashier's check payable to the Company of, or to deduct from amounts payable in cash, the amount of any taxes that the Company may be required to withhold with respect to such transactions. If a tax is required to be withheld in connection with the issuance or transfer of Shares, the Participant may elect, with Committee approval, to have the Company reduce the number of such Shares issued or transferred by the number of Shares (valued at Fair Market Value) necessary to accomplish such withholding.

          6.5.2 TAX WITHHOLDING LOANS. The Committee may permit a loan from the Company to a Participant in the amount of any taxes that the Company may be required to withhold, for a term, at a rate of interest and pursuant to such other terms established by the Committee.

     6.6  AMENDMENT, TERMINATION AND SUSPENSION.

          6.6.1 AMENDMENT, TERMINATION AND SUSPENSION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan or any part hereof. In addition, the Committee may, from time to time, amend or modify any provision of this Plan and, with the consent of the Participant, make such modifications of the terms of such Participant's Award as it deems advisable. The Committee,

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

with the consent of the Participant, also may amend the terms of any Option or Stock Appreciation Right to provide that the Purchase Price of the Shares remaining subject to the original Award be reestablished at a price not less than 100% of the Fair Market Value of the Shares on the effective date of the amendment. No modification of any other term of any Award that is amended in accordance with the foregoing shall be required, although the Committee may make such further modifications of any such Award as are not inconsistent with this Plan. No Awards may be granted during any suspension of this Plan or after its termination.

          6.6.2     SHAREHOLDER APPROVAL.  If an amendment would materially
(a) increase the benefits accruing to Participants, (b) increase the aggregate number of Shares that may be issued or (c) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board and, to the extent then required by applicable law, by the shareholders of the Company.

          6.6.3 EFFECT ON OUTSTANDING AWARDS. Awards issued before the effective date of any amendment, suspension or termination of this Plan will not without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any such Award.

     6.7  EFFECTIVE DATE OF THE PLAN.

          This Plan will be effective upon its approval by the Board, subject to approval by the shareholders of the Company within twelve months from the date of such Board approval.

     6.8  TERM OF THE PLAN.

          Unless previously terminated by the Board, this Plan will terminate at the close of business on February 23, 2006, and no Awards will be granted under it thereafter.

     6.9  GOVERNING LAW.

          This Plan and all documents related hereto shall be governed by, and construed in accordance with, the laws of the state of incorporation of the Company. If any provision is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan will continue to be fully effective. It is the intent of the Company that this Plan and Awards satisfy and be interpreted in a manner that satisfies the applicable requirements of Section 1361, ET. SEQ., of the Code and regulations promulgated thereunder at any time that the Company has elected to be taxed as an S-Corporation thereunder. If any provision of this Plan or of any Award Agreement would

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

otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended to avoid such conflict.

7.   DEFINITIONS.

     7.1  DEFINITIONS.

          "AWARD" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, granted under this Plan.

          "AWARD AGREEMENT" means a written agreement, approved by the Committee, setting forth the terms of an Award. Award Agreements for ISOs shall include any terms and conditions required for "incentive stock options" under Section 422 of the Code.

          "AWARD DATE" means the date upon which the Committee took the action granting an Award or such later date set by the Committee.

          "BENEFICIARY" means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan if a Participant dies. If the Company is an S-Corporation, the Participant's Beneficiary must be a person eligible to be an S-Corporation shareholder pursuant to Section 1361 of the Code.

          "BOARD" means the Board of Directors of the Company.

          "CAUSE" means that the Committee, acting in good faith, determines that the Participant has: (a) committed a material breach of the Participant's duties and responsibilities (other than as a result of incapacity due to a Total Disability); or (b) been convicted of a felony, or entered a plea of guilty or nolo contendre with respect to such a crime; or
(c) violated any fiduciary duty or duty of loyalty owed to the Company; or
(d) been generally incompetent or grossly negligent in the discharge of the Participant's duties and responsibilities; or (e) engaged or is engaging in immoderate use of alcoholic beverages or narcotics or other substance abuse; or (f) violated any of the Company's established employment policies in effect from time to time.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMITTEE" means the Compensation Committee appointed by the Board and consisting of two or more Board members or such greater number as may be required under applicable law. In the absence of such appointment, the Board shall be the Committee.

          "COMMON STOCK" means the Common Stock of the Company.

          "COMPANY" means Power One, Inc., a Delaware corporation, and its successors, and, where the context so warrants, its Subsidiaries.

          "EBITDA" at any date means the sum of (i) net income, (ii) interest expense, (iii) taxes, (iv) total depreciation expense and (v) total amortization expense, all of the foregoing as determined in conformity with Generally Accepted Accounting Principles ("GAAP"), for the prior twelve (12) month period ending on the last day of the calendar quarter immediately preceding such calculation for which either audited or unaudited and reviewed financial statements are available.

          "ELIGIBLE PERSON" means (a) an officer or key employee of the Company, (b) a member of the Board of Directors of the Company, (c) an independent contractor who performs services as an advisor or consultant for the Company. Service as an Eligible Person shall be considered employment for all purposes of the Plan; provided, however, that only individuals who satisfy clause (a) of this definition may be granted ISOs under the Plan.

          "EVENT" means approval by the shareholders of the Company of any of the following:

               (a)  The dissolution or liquidation of the Company;

               (b) An agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

               (c) The sale of substantially all of the Company's business assets to a person or entity that is not a Subsidiary.

               (d) A person or entity that is not a stockholder of the Company on the date this Plan is adopted by the Board acquiring directly or indirectly 50% or more of the Company's outstanding voting securities.

          "EXERCISE AGREEMENT" means a written agreement, approved by the Committee, setting forth the terms for exercise of an Award.

          "FAIR MARKET VALUE" on any date shall mean:

               (a) if the Shares are publicly traded: (i) if the Shares are listed or admitted to trade on a national securities exchange, the closing price of the Shares on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Shares are so listed or admitted to trade, on such date, or, if there is no trading of the Shares on such date, then the closing price of the Shares as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares; (ii) if the Shares are not listed or admitted to trade on a national securities exchange, the last price for the Shares on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the Shares are not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the mean between the bid and asked price for the Shares on such date, as furnished by the NASD or a similar organization; or

               (b) if the Shares are NOT publicly traded or the NASD or a similar organization does not furnish the mean between the bid and asked prices for the Shares on such date, the fair market value of a Share as determined by the Committee in good faith. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

          "ISO" means an option designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that Section.

          "NQSO" means an option designated as or deemed by Section 2.5 to be a nonqualified stock option.

          "NOTE" means a promissory note approved by the Committee evidencing a loan from the Company to the Eligible Person of an amount equal to the Purchase Price of an Award. Any Note shall be subject to the following terms:

               (a) The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of such Award, and the note shall be delivered directly to the Company in consideration of such exercise or receipt.

               (b) The term of the Note, including extensions, shall not exceed ten (10) years.

               (c)  The Note shall provide for full recourse to the Participant.

               (d) The Note shall bear interest at a rate determined by the Committee, but not less than the interest rate necessary to avoid the imputation of interest under the Code.

               (e) The unpaid principal balance of the Note shall become due and payable on the tenth day after the termination of employment or service of a Participant.

               (f) If required by the Committee or by applicable law, the Note shall be secured by a pledge of any Shares or Awards financed thereby (and other collateral if required by the Committee).

               (g) The terms shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

          "OPTION" means an option to purchase Shares under this Plan. An Option shall be designated by the Committee as an NQSO or an ISO.

          "PARTICIPANT" means an Eligible Person who has been granted an Award.


          "PERFORMANCE SHARE AWARD"  means an Award made pursuant to Article 5.

          "PERSONAL REPRESENTATIVE" means the person or persons who, upon the Total Disability or incompetence of a Participant, has lawfully acquired on behalf of the Participant the power to exercise the rights and receive the benefits specified in this Plan. If the Company is an S Corporation, the Participant's Personal Representative must be a person eligible to be an S Corporation shareholder pursuant to Section 1361 of the Code.

          "PURCHASE PRICE" means the exercise price, if any, payable by the Participant to the Company upon exercise of an Award in accordance with the applicable Award Agreement and Exercise Agreement; provided, however, that such exercise price shall not be less than the minimum lawful consideration required under applicable state law.

          "RESTRICTED STOCK" means Shares awarded to a Participant, subject to payment of such consideration, if any, and such conditions on vesting and transfer and such other restrictions as are established in or pursuant to this Plan, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

          "RESTRICTED STOCK AWARD" means an Award of Restricted Stock made pursuant to Article 4.

          "RETIREMENT" means retirement from employment by, or providing services to, the Company or any Subsidiary and, in the case of employees, at the Company's normal retirement age and in accordance with the retirement policies of the Company then in effect.

          "SHARES" means shares of the Company's Common Stock.

          "STOCK APPRECIATION RIGHT" means a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, determined as provided in Section 3.3. Any Stock Appreciation Right granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

          "SUBSIDIARY" means any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Company.

          "TOTAL DISABILITY" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions, or conditions as the Committee may include.